UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

COMMISSION FILE NUMBER 0-28720
(Exact name of registrant as specified in its charter)

Delaware	73-1479833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

40 Washington Street, Westborough, MA 01581
(Address of principal executive offices)(Zip Code)

(617) 861-6050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.
On April 5, 2012, PAID, Inc. (the “Company”) engaged the firm of Rosen Seymour Shapss Martin & Company LLP (“Rosen Seymour”) as the Company's new independent registered public accounting firm. For the fiscal years ended December 31, 2011, 2010, and 2009 and as of the date hereof, the Company (or someone on its behalf) has not consulted with Rosen Seymour regarding either:
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company's or oral advice was provided that Rosen Seymour concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; nor
(ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company has authorized Grant Thornton, LLP, as the former accountant, to respond fully to the inquiries of Rosen Seymour, as the successor accountant, concerning the subject matter of any reportable event disclosed previously in the Company's Current Report on Form 8-K filed on April 2, 2012.

Item 8.01 Other Events
The Company intends to file its Annual Report on Form 10-K on or around May 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAID, INC.
Registrant

Date:	May 11, 2012	By:	/s/ Christopher Culross
Christopher Culross, Chief Financial Officer